Exhibit 99.1

PCTEL Reports $25.0 Million in First Quarter Revenue

BLOOMINGDALE, Ill. – May 9, 2017 – PCTEL, Inc. (NASDAQ: PCTI), a leader in Performance Critical TELecom solutions, announced its 2017 first quarter results.

Highlights

Revenue of $25.0 million in the quarter, a 19% increase over the same period last year.

Gross profit margin of 37.3% in the quarter, a 380 basis point improvement over the same period last year.

Break even earnings per share (EPS) in the quarter, compared to a net loss of $0.09 per share in the same period last year.

Non-GAAP net income and adjusted EBITDA are measures the company uses to reflect the results of its core earnings. A reconciliation of those non-GAAP measures to our financial statements is provided later in the press release.

•	Non-GAAP net income of $0.04 per share in the quarter compared to a net loss of $0.03 for the same period last year.

•	Adjusted EBITDA margin as a percent of revenue in the quarter of 6% compared to 1% for the same period last year.

$33.0 million of cash and short-term investments at March 31, 2017. The Company generated free cash flow (cash flow from operations less capital spending) of approximately $800,000 in the quarter.

“Strong small cell, fleet and utilities antenna demand coupled with scanning receiver sales contributed to improved revenue and gross profit margin for the quarter,” said David Neumann, PCTEL’s CEO. “The need to add more cell sites to increase coverage and capacity combined with expanding applications across IoT will continue to provide opportunities for PCTEL antennas and test and measurement solutions.”

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 5:15 p.m. ET. The call can be accessed by dialing (888) 782-2072 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 47850633. The call will also be webcast at http://investor.pctel.com/events.cfm.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 47850633.

About PCTEL

PCTEL delivers Performance Critical TELecom technology solutions to the wireless industry. We are the leading global supplier of antennas and wireless network testing solutions. PCTEL Connected Solutions designs and manufactures precision antennas. PCTEL antennas are deployed in small cells, enterprise Wi-Fi access points, fleet management and transit systems, and in equipment and devices for the Industrial Internet of Things (IIoT). PCTEL RF Solutions provides test tools and engineering services that improve the performance of wireless networks globally. Mobile operators, neutral hosts, and equipment manufacturers rely on PCTEL to analyze, design, and optimize next generation wireless networks.

For more information, please visit the following websites.

PCTEL Corporate: http://www.pctel.com/

PCTEL Connected Solutions: http://www.antenna.com/

PCTEL RF Solutions: http://rfsolutions.pctel.com/

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding our future financial performance, growth of our Connected Solutions and RF Solutions businesses, anticipated demand for certain products, including antennas for small cell, enterprise WiFi, fleet and utilities applications, and our ability to address challenges in our engineering services are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the actual growth in the APAC region, impact of data densification and IoT on capacity and coverage demand, impact of 5G, customer demand for these types of products and services generally, growth and continuity in PCTEL’s vertical markets, and PCTEL’s ability to grow its wireless products business and create, protect and implement new technologies and solutions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

For further information contact:

John Schoen

CFO

PCTEL, Inc.

(630) 372-6800

Michael Rosenberg

Director of Marketing

PCTEL, Inc.

(301) 444-2046

public.relations@pctel.com

PCTEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	(unaudited)
	March 31,	December 31,
	2017	2016
ASSETS
Cash and cash equivalents	$14,960	$14,855
Short-term investment securities	18,002	18,456
Accounts receivable, net of allowance for doubtful accounts of $260 and $273 at March 31, 2017 and December 31, 2016, respectively	18,347	19,101
Inventories, net	12,692	14,442
Prepaid expenses and other assets	1,219	1,548
Total current assets	65,220	68,402
Property and equipment, net	13,059	12,609
Goodwill	3,332	3,332
Intangible assets, net	2,985	3,275
Deferred tax assets, net	5,399	4,512
Other noncurrent assets	35	36
TOTAL ASSETS	$90,030	$92,166
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$5,284	$6,073
Accrued liabilities	5,621	7,177
Total current liabilities	10,905	13,250
Other long-term liabilities	489	391
Total liabilities	11,394	13,641
Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 17,686,129 and 17,335,122 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	18	17
Additional paid-in capital	134,059	134,480
Accumulated deficit	(55,110)	(55,590)
Accumulated other comprehensive loss	(331)	(382)
Total stockholders’ equity	78,636	78,525
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$90,030	$92,166

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016
REVENUES	$24,979	$21,074
COST OF REVENUES	15,664	14,023
GROSS PROFIT	9,315	7,051
OPERATING EXPENSES:
Research and development	2,716	2,607
Sales and marketing	3,407	3,115
General and administrative	3,352	2,962
Amortization of intangible assets	124	603
Restructuring expenses	9	517
Total operating expenses	9,608	9,804
OPERATING LOSS	(293)	(2,753)
Other income, net	28	6
LOSS BEFORE INCOME TAXES	(265)	(2,747)
Benefit for income taxes	(235)	(1,291)
NET LOSS	$(30)	$(1,456)
Net Loss per Share:
Basic	$(0.00)	$(0.09)
Diluted	$(0.00)	$(0.09)
Weighted Average Shares:
Basic	16,340	16,324
Diluted	16,340	16,324
Cash dividend per share	$0.05	$0.05

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016
Operating Activities:
Net loss	$(30)	$(1,456)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	734	792
Intangible asset amortization	290	769
Stock-based compensation	729	859
Restructuring costs	(33)	224
Deferred tax provision	(377)	(1,411)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	787	4,861
Inventories	1,790	149
Prepaid expenses and other assets	333	(137)
Accounts payable	(812)	(1,971)
Income taxes payable	(70)	2
Other accrued liabilities	(1,467)	(1,065)
Deferred revenue	(12)	10
Net cash provided by operating activities	1,862	1,626
Investing Activities:
Capital expenditures	(1,053)	(699)
Proceeds from disposal of property and equipment	0	1
Purchases of investments	(9,743)	(15,602)
Redemptions/maturities of short-term investments	10,197	16,899
Net cash (used in) provided by investing activities	(599)	599
Financing Activities:
Proceeds from issuance of common stock	330	350
Payments for repurchase of common stock	0	(4,095)
Payment of withholding tax on stock-based compensation	(614)	(186)
Principle payments on capital leases	(19)	(9)
Cash dividends	(865)	(870)
Net cash used in financing activities	(1,168)	(4,810)
Net increase (decrease) in cash and cash equivalents	95	(2,585)
Effect of exchange rate changes on cash	10	(19)
Cash and cash equivalents, beginning of year	14,855	7,055
Cash and Cash Equivalents, End of Period	$14,960	$4,451

PCTEL, INC.

P&L INFORMATION BY SEGMENT (unaudited)

(in thousands)

	Three Months Ended March 31, 2017
	Connected Solutions	RF Solutions	Corporate	Total
REVENUES	$17,271	$7,765	$(57)	$24,979
GROSS PROFIT	5,403	3,906	6	9,315
OPERATING (LOSS) INCOME	$1,744	$709	$(2,746)	$(293)

	Three Months Ended March 31, 2016
	Connected Solutions	RF Solutions	Corporate	Total
REVENUES	$14,699	$6,435	$(60)	$21,074
GROSS PROFIT	4,324	2,730	(3)	7,051
OPERATING (LOSS) INCOME	$1,305	$(1,527)	$(2,531)	$(2,753)

Reconciliation of GAAP to non-GAAP Results (unaudited)

(in thousands except per share information)

Reconciliation of GAAP operating loss to non-GAAP operating income (a)

		Three Months Ended March 31,
		2017	2016
	Operating Loss	$(293)	$(2,753)
(a)	Add:
	Amortization of intangible assets
	-Cost of revenues	166	166
	-Operating expenses	124	603
	Restructuring	9	517
	TelWorx investigation:
	-General & Administrative	0	5
	Stock Compensation:
	-Cost of revenues	78	131
	-Engineering	146	167
	-Sales & Marketing	123	145
	-General & Administrative	382	416
		1,028	2,150
	Non-GAAP Operating Income	$735	$(603)
	% of revenue	2.9%	-2.9%

Reconciliation of GAAP net loss to non-GAAP net (loss) income (b)

		Three Months Ended March 31,
		2017	2016
	Net Loss	$(30)	$(1,456)
	Adjustments:
(a)	Non-GAAP adjustment to operating loss	1,028	2,150
(b)	Other income related to SEC investigation of TelWorx	0	(5)
(b)	Income Taxes	(372)	(1,183)
		656	962
	Non-GAAP Net Income	$626	$(494)
	Non-GAAP Earning per Share:
	Basic	$0.04	$(0.03)
	Diluted	$0.04	$(0.03)
	Weighted Average Shares:
	Basic	16,340	16,324
	Diluted	16,715	16,324

This schedule reconciles the Company's GAAP operating loss and GAAP net loss to its non-GAAP operating (loss) income and non-GAAP net (loss) income.  The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the SEC investigation of TelWorx.

(b) These adjustments include the items described in footnote (a) as well as other income for insurance claims related to the SEC investigation of TelWorx, legal settlements, and non-cash income tax expense.

Reconciliation of GAAP to non-GAAP SEGMENT INFORMATION (unaudited) (a)

(in thousands)

	Three Months Ended March 31, 2017
	Connected Solutions	RF Solutions	Corporate	Total
Operating (Loss) Income	$1,744	$709	$(2,746)	$(293)
Add:
Amortization of intangible assets:
-Cost of revenues	0	166	0	166
-Operating expenses	39	85	0	124
Restructuring expenses	0	9	0	9
Stock Compensation:
-Cost of revenues	39	39	0	78
-Engineering	55	91	0	146
-Sales & Marketing	85	38	0	123
-General & Administrative	43	14	325	382
	261	442	325	1,028
Non-GAAP Operating (Loss) Income	$2,005	$1,151	$(2,421)	$735

	Three Months Ended March 31, 2016
	Connected Solutions	RF Solutions	Corporate	Total
Operating (Loss) Income	$1,305	$(1,527)	$(2,531)	$(2,753)
Add:
Amortization of intangible assets:
-Cost of revenues	0	166	0	166
-Operating expenses	70	533	0	603
Restructuring expenses	44	417	56	517
TelWorx investigation:
-General & Administrative	0	0	5	5
Stock Compensation:
-Cost of Goods Sold	41	90	0	131
-Engineering	42	125	0	167
-Sales & Marketing	87	58	0	145
-General & Administrative	40	72	304	416
	324	1,461	365	2,150
Non-GAAP Operating (Loss) Income	$1,629	$(66)	$(2,166)	$(603)

This schedule reconciles the Company's GAAP operating income (loss) by segment to its non-GAAP operating (loss) income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the SEC investigation of TelWorx.

PCTEL, Inc.

Reconciliation of GAAP operating loss to Adjusted EBITDA (a)

(in thousands)

		Three Months Ended March 31,
		2017	2016
	Operating Loss	$(293)	$(2,753)
(a)	Add:
	Depreciation and amortization	734	792
	Intangible amortization	290	769
	Stock compensation expenses	729	859
	Restructuring - operating expenses	9	517
	TelWorx investigation- operating expenses	0	5
	Adjusted EBITDA	$1,469	$189
	% of revenue	5.9%	0.9%

This schedule reconciles the Company's GAAP operating loss to Adjusted EBITDA.  The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses Adjusted EBITDA when evaluating its financial results as well as for internal planning and forecasting purposes.  Adjusted EBITDA should not be viewed as a substitute for the Company's GAAP results.

(a) Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization.  These adjustments reflect depreciation, amortization of intangible assets, stock compensation expenses, restructuring expenses, and general and administrative expenses associated with the SEC investigation of TelWorx.